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                                                              Exhibit (b)(9)

                                 LSW LETTERHEAD


                                  July 1, 1998
The Board of Directors
Life Insurance Company of the Southwest
1300 West Mockingbird Lane
Dallas, Texas  75356-9080


                      Re: Variable Annuity Registration Statement


Ladies and Gentlemen:

           With reference to the Registration Statement on Form N-4 as amended, filed by Life Insurance Company of the Southwest and LSW Variable Annuity Account I with the Securities and Exchange Commission covering individual variable annuity contracts, I have examined such documents and such laws as I considered necessary and appropriate and on the basis of such examination, it is my opinion that:

           1. Life Insurance Company of the Southwest is duly organized and validly existing under the laws the State of Texas, and is duly authorized to issue life insurance and annuity contracts by the Department of Insurance of the State of Texas. The Company intends to apply for variable annuity authority with the Texas Insurance Department upon receipt of approval from the Securities and Exchange Commission of the RetireMax Variable Annuity.

           2. LSW Variable Annuity Account I is a duly authorized and existing separate account established pursuant to the provisions of Article 3.75, Section 1, Texas Insurance Code.

           3. The individual variable annuity contracts, when issued as contemplated by said Form N-4 Registration Statement, will constitute legal, validly existing issued and binding obligations of Life Insurance Company of the Southwest.

           I hereby consent to the filing of this opinion as an Exhibit to said Form N-4 Registration Statement and to the use of my name under the caption "Legal Matters" in the Registration Statement.


                                            Sincerely,


                                            Susan J. Jennings
                                            General Counsel
            SJJ/r:va:lswopcon